Exhibit B


                            LOCK-UP LETTER AGREEMENT


                              LEHMAN BROTHERS INC.
                            BEAR, STEARNS & CO. INC.
                        As Representatives of the several
                                  Underwriters,
                            c/o Lehman Brothers Inc.
                               745 Seventh Avenue
                            New York, New York 10019

Ladies and Gentlemen:

         The undersigned understands that you and certain other firms (the "UNDERWRITERS") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") providing for the purchase by the Underwriters of shares (the "SHARES") of Common Stock, par value $0.001 per share (the "COMMON STOCK"), of Cogent Communications Group, Inc., a Delaware corporation (the "COMPANY"), and that the Underwriters propose to reoffer the Shares to the public (the "OFFERING").

         In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. and Bear, Stearns & Co. Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares in the Offering), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Lehman Brothers Inc. and Bear, Stearns & Co. Inc., on behalf of the Underwriters for a period commencing on the date hereof and ending with respect to such shares or securities (the "BASE SHARES") so indicated, as follows (all such periods together being the "LOCK-UP PERIOD"): (A) 50% of the Base Shares after August 31, 2006; and (B) the remaining 50% of the Base Shares after November 29, 2006. The foregoing sentence shall not apply to bona fide gifts or other dispositions of Common Stock, in each case that are made exclusively between and among the undersigned or members of the undersigned's family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company);

provided that it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, (iv) any such transfer shall not involve a disposition for value, and (v) the undersigned notifies Lehman Brothers Inc. at least two business days prior to the proposed transfer or disposition.

         Notwithstanding the foregoing paragraph, if (1) during the last 17 days of either of the two Lock-Up Periods, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of either of the two Lock-Up Periods, the Company announces that it will release earnings results during the 16-day period beginning on the last day of any such Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc. and Bear, Stearns & Co. Inc., on behalf of the Underwriters, waive such extension in writing; provided, however that in no event shall any such extension of the Lock-Up Period last beyond the 34th day following the originally contemplated end of such period; and provided, further, that this sentence shall not apply if the Underwriters publish or distribute any research regarding the earnings results, material news or material event, and such research is compliant under Rule 139 of the Securities Act of 1933, as amended, and the Company's securities are actively traded as defined in Rule 101(c)(1) of Regulation M under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

         In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

         It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective by June 30, 2006, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be


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
terminated prior to payment for and delivery of the Shares, then the undersigned will be released from its obligations under this Lock-Up Letter Agreement. The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

         Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Stockholders named therein and the Underwriters.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


[Signature Page Follows]























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
         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.



                                        Very truly yours,


                                        NATIO VIE DEVELOPPEMENT3, FCPR

                                        By: /s/ Bernard d'Hotelans
                                            --------------------------------
                                        Name: Bernard d'Hotelans
                                        Title: Directeur Associe



Dated:  May 18, 2006




















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